Exhibit 99.1

BLUE COAT SYSTEMS RECEIVES NASDAQ NOTIFICATION RELATED TO

LATE FILING OF FORM 10-Q FOR FISCAL QUARTER ENDED JULY 31, 2006

SUNNYVALE, Calif., September 21, 2006 – Blue Coat® Systems (NASDAQ: BCSI), a leader in secure content and application delivery, today announced that on September 19, 2006, it received a notice from the Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not timely filed its Report on Form 10-Q for the fiscal quarter ended July 31, 2006. Blue Coat has previously announced that it is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not timely filed its Report on Form 10-K for the fiscal year ended April 30, 2006.

As disclosed in Blue Coat’s press releases issued on July 14, 2006 and September 11, 2006, the Company has delayed the filing of its Form 10-K for the fiscal year ended April 30, 2006 and its Form 10-Q for the fiscal quarter ended July 31, 2006 because a committee of independent directors is conducting a review of the Company’s historical practices in granting stock options to members of senior management and employees of the Company. The Company is working diligently to complete its review and to file its Form 10-K for the fiscal year ended April 30, 2006 and its Form 10-Q for the fiscal quarter ended July 31, 2006.

Blue Coat had a hearing before a Nasdaq Listing Qualifications Panel for continued listing on the Nasdaq Stock Market on September 14, 2006. At the hearing, Blue Coat informed the panel that the Company would be delinquent in the filing of its Form 10-Q for the quarter ended July 31, 2006. The Company is awaiting the decision of the Listing Qualifications Panel. The Company’s securities will remain listed on the Nasdaq Stock Market pending a decision by the Nasdaq Listing Qualifications Panel.

Other Legal Matters

Several purported shareholder derivative lawsuits concerning the Company’s historical stock option granting practices have been filed in California state court and the U.S. District Court for the Northern District of California against certain of the Company’s current and former officers and directors; the Company is named as a nominal defendant.

About Blue Coat Systems

Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat’s family of appliances and client-based solutions – deployed in branch offices, Internet gateways, end points, and data centers – provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 25,000 appliances worldwide and is ranked #1 by IDC in the Secure Content and Application Delivery segment. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

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FORWARD LOOKING STATEMENTS: Statements in this press release about Blue Coat’s listing status on the Nasdaq Stock Market and the possible conclusions or determinations to be made by the Board of Directors or the independent committee are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to, the inability of the Company to obtain a sufficient extension from Nasdaq to file its Form 10-K and Form 10-Q to avoid delisting; the Company’s inability to comply with requirements imposed by Nasdaq for continued listing; additional information or actions resulting from the continued review by the Company’s independent committee; the review and audit by the Company’s independent auditor of the Company’s fiscal 2006 financial statements; as well as other risks more fully described in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended January 31, 2006.

Note: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:	Steve Schick	Investor Contact:	Carla Chun
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		carla.chun@bluecoat.com
	408-220-2076		408-220-2318